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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chattem, Inc. of our report dated March 3, 1998 relating to the financial statements of the BAN deodorant and antiperspirant product lines of Bristol-Myers Products, a division of Bristol-Myers Squibb Company, which appears on page 4 of Form 8-K of Chattem, Inc. dated March 24, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus.

/s/ PricewaterhouseCoopers LLP

New York, New York
December 30, 1998